UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 30, 2007
(Date of earliest event reported)

First Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23651 (Commission File Number)	95-3539020 (IRS Employer Identification No.)

111 W. Ocean Boulevard, 4th Floor, Long Beach, California (Address of Principal Executive Offices)	90802 (Zip Code)
(562) 624-5200
(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01. Other Events.
     On October 31, 2007, First Consulting Group, Inc. (“FCG”) and Computer Sciences Corporation (“CSC”) announced that the two companies entered into an Agreement and Plan of Merger, dated October 30, 2007 (the “Merger Agreement”), pursuant to which CSC will acquire FCG in an all-cash transaction at a price of approximately $365 million, or $13.00 per share. The acquisition is subject to FCG stockholder approval, regulatory approvals and other customary closing conditions. The Merger Agreement has been unanimously approved by the board of directors of each of CSC and FCG, and the transaction is expected to close in the first calendar quarter of 2008. A copy of the joint press release issued by CSC and FCG is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Joint press release issued by First Consulting Group, Inc. and Computer Sciences Corporation on October 31, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONSULTING GROUP, INC.
Date: October 31, 2007	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
Senior Vice President, Corporate Affairs And General Counsel